Exhibit (j)

CONSENT OF INDEPENDENT AUDITORS

Board of Trustees and Shareholders

AARP Funds:

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

December 22, 2005